Exhibit 10.2

AMENDMENT NO. 2 TO GUARANTEE AGREEMENT

THIS AMENDMENT NO. 2 TO GUARANTEE AGREEMENT (this “Amendment”), dated as of February 21, 2014 (the “Amendment Effective Date”), is made by and among BANK OF AMERICA, N.A., having an address at One Bryant Park, New York, New York 10036 (together with its successors and/or assigns, “Buyer”) and BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation, having an address at 345 Park Avenue, New York, New York 10154 (“Guarantor”).

W I T N E S S E T H:

WHEREAS, Buyer and Parlex 1 Finance, LLC, a Delaware limited liability company (“Parlex 1”) have entered into that certain Master Repurchase Agreement, dated as of May 21, 2013 (the “Original Repurchase Agreement”), as amended by that certain Amendment No. 1 to Master Repurchase Agreement, dated as of September 23, 2013 and that certain Joinder Agreement, dated as of September 23, 2013, between Buyer, Parlex 1 and Parlex 3 Finance, LLC, a Delaware limited liability company (“Parlex 3” and together with Parlex 1, “Seller”) (collectively, and as the same may be further amended, supplemented, extended, restated, replaced or otherwise modified from time to time, the “Repurchase Agreement”);

WHEREAS, in connection with the Repurchase Agreement, Guarantor entered into that certain Guarantee Agreement dated as of May 21, 2013, as amended by that certain Amendment No. 1 to Guarantee Agreement dated as of September 23, 2013 (collectively, and as the same may be further amended, supplemented or otherwise modified from time to time, the “Guarantee”), in favor of Buyer, guaranteeing certain obligations of Seller;

WHEREAS, all capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Guarantee or the Repurchase Agreement, as applicable; and

WHEREAS, Buyer and Guarantor desire to modify certain terms and provisions of the Guarantee as set forth herein.

NOW, THEREFORE, in consideration of ten dollars ($10) and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Buyer and Guarantor covenant and agree as follows as of the Amendment Effective Date:

1. Modification of Guarantee. Subject to the provisions of Section 2 below, the Guarantee is hereby amended and modified as follows:

(a) Section 9(d) of the Guarantee is hereby amended by deleting the phrase “eighty percent (80%)” and replacing it with “eighty-three and three thousand three hundred thirty-three thousandths percent (83.3333%).”

2. Condition to Effectiveness. It shall be a condition to the effectiveness of the modification set forth in Section 1(a) above that the same such modification has been made to the other guaranties entered into by Guarantor in connection with the (i) Master Repurchase Agreement, dated as of June 12, 2013 between Citibank, N.A., as buyer, and Parlex 2 Finance, LLC, as seller (as the same has been and may be amended, supplemented or otherwise modified from time to time), (ii) Master Repurchase Agreement dated as of June 28, 2013 between JPMorgan Chase Bank, National Association (“JPM”), as buyer, and Parlex 4 Finance, LLC, as seller (as the same has been and may be amended, supplemented or otherwise modified from time to time), and (iii) Master Repurchase Agreement dated as of December 20, 2013 between JPM, as buyer, and Parlex 4 UK Finco, LLC and Parlex 4 Finance, LLC, as sellers (as the same may be amended, supplemented or otherwise modified from time to time).

3. Guarantor’s Representations. Guarantor hereby represents and warrants to Buyer that, as of the Amendment Effective Date, the Guarantor is in compliance with all of the terms and provisions set forth in the Guarantee. Guarantor has taken all necessary action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by or on behalf of Guarantor and constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.

4. Reaffirmation of Guarantee. Except as expressly modified hereby, all of the terms, covenants and conditions of the Guarantee and all of Guarantor’s obligations thereunder remain unmodified and in full force and effect and are hereby unconditionally ratified and confirmed by Guarantor in all respects. Any inconsistency between this Amendment and the Guarantee (as it existed before this Amendment) shall be resolved in favor of this Amendment, whether or not this Amendment specifically modifies the particular provision(s) in the Guarantee inconsistent with this Amendment. All references to the “Guarantee” in the Guarantee or in any of the other Transaction Documents shall mean and refer to the Guarantee as modified and amended by this Amendment.

5. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Buyer under the Guarantee, any of the other Transaction Documents, or any other document, instrument or agreement executed and/or delivered in connection therewith.

6. Headings. Each of the captions contained in this Amendment are for the convenience of reference only and shall not define or limit the provisions hereof.

7. Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement. Signatures delivered by email (in PDF format) shall be considered binding with the same force and effect as original signatures.

8. Governing Law. This Amendment shall be governed in accordance with the terms and provisions of Section 13 of the Guarantee.

[No further text on this page; Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written and effective as of the Amendment Effective Date.

GUARANTOR:

BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation

By:	/s/ Douglas Armer
	Name:	Douglas Armer
	Title:	Managing Director, Head of Capital Markets and Treasurer

BUYER:

BANK OF AMERICA, N.A.

By:	/s/ Leland Bunch
	Name:	Leland Bunch
	Title:	Director

[Signature Page to Amendment No. 2 to Guarantee Agreement]